Annex 1

CERTIFICATION
Pursuant to 18 United States Code § 1350

The undersigned hereby certifies that the Annual Report on Form 10-K for the fiscal year ended December 31, 2002 of Moore-Handley, Inc. (the "Company") filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     /s/ William Riley
 Name: William Riley
 Title: Chairman and Chief Executive
 Officer

  Date: March 26, 2003